UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 10, 2008

HEARTLAND, INC.
(Exact name of registrant as specified in charter)

Maryland	000-27045	36-4286069
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

124 Brooklyn Street
Cumberland Gap, Tennessee 37724
 (Address of principal executive offices) (Zip Code)

P.O. Box 4320
Harrogate, Tennessee 37752
 (Mailing address of principal executive offices) (Zip Code)

423-526-7030
 (Registrant’s telephone no., including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On March 10, 2008, at a meeting of the Board of Directors, Jerry Gruenbaum resigned as a director of Heartland, Inc. (the “Company”).  In order to fill the vacancy resulting from the resignation of Mr. Gruenbaum, the Board of Directors voted to appoint Randy Frevert as a director of the Company.

Mr. Frevert, since June 2007, has served as the Vice President for Patriot Steel, Inc., a full line structural steel service center.  Prior to joining Patriot Steel, Inc., Mr. Frevert served as the Product/Processing Manager for Leeco Steel/O’Neal Steel, Inc. from October 2006 through May 2007.  From July 2005 through October 2006, Mr. Frevert was Vice President for Industrial Steel Construction, Inc. and from March 1995 through July 2005 was the Vice President/General Manager for Action Steel Supply, Inc.  Mr. Frevert graduated from Indiana Wesleyan University with a BSBA and MBA.    Mr. Frevert serves as an adjunct faculty member for Indiana Wesleyan University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND, INC.

Date: March 11, 2008	By:	/s/ Terry Lee
Name: Terry Lee
Title: CEO